UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

HUNT COMPANIES FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue, 19th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 521-6323
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2019, Hunt Companies Finance Trust, Inc. (the “Company”) entered into a Support Agreement (the “Support Agreement”) with Hunt Investment Management, LLC (the “Manager”), pursuant to which the Manager agreed to reduce the reimbursement cap under that certain Management Agreement, dated January 18, 2018, by and between the Company and the Manager (the “Management Agreement”), by twenty-five percent (25%) of such cap per annum subject to an annual limit on such support of $568,000, until such time as the aggregate support provided under the Support Agreement equals approximately $1.96 million.

The foregoing summary of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 2.02	Results of Operations and Financial Condition.

On March 18, 2019, the Company issued a press release and supplemental financial information announcing its financial results for the fourth quarter and fiscal year ended December 31, 2018. The press release and supplemental financial information are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information disclosed in “Item 2.02 Results of Operations and Financial Condition,” including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of David Oston as Secretary, Treasurer and Member of the Board of Directors

On March 14, 2019, David Oston resigned as Secretary, Treasurer and as a member of the Board of Directors of the Company (the “Board of Directors”). Mr. Oston confirmed that his resignation is for personal reasons and did not result from any disagreement with the Company or its auditors on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

Appointment of James P. Flynn to the Board of Directors

On March 14, 2019, the Board of Directors appointed the Company’s chief executive officer, James P. Flynn, to the Board of Directors to fill the vacancy created by Mr. Oston’s resignation, to serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

Mr. Flynn is party to an indemnification agreement with the Company in the same form as the Company’s indemnification agreements with its other directors and officers.  The form of indemnification agreement can be found as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and is incorporated by reference herein.

There is no arrangement or understanding pursuant to which Mr. Flynn was appointed to the Board of Directors. There are no family relationships between Mr. Flynn and any director or executive of the Company and Mr. Flynn does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 18, 2019, the Company issued a press release announcing the declaration of a cash dividend of $0.07 per share of common stock with respect to the first quarter of 2019, as further described in the press release, and further announcing the entry into the Support Agreement and that Mr. Flynn has been appointed to the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits.

(d)	Exhibits.

10.1	Support Agreement, dated March 18, 2019, by and between the Company and Hunt Investment Management, LLC.
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission on March 23, 2016).
99.1	Press Release of Hunt Companies Finance Trust, Inc., dated March 18, 2019.
99.2	Supplemental Financial Information for the fourth quarter ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hunt Companies Finance Trust, Inc.

Date: March 18, 2019	By:	/s/ James A. Briggs
James A. Briggs
Interim Chief Financial Officer